UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed, Richard A. Roman, a member of the Board of Directors of Northwest Pipe Company (the “Company”), was appointed the Company’s Chief Executive Officer on March 29, 2010. As a result of Mr. Roman’s appointment as CEO, a majority of the Company’s Board of Directors is no longer comprised of individuals who qualify as an “independent director” as defined by the rules of the Nasdaq Stock Market (“Nasdaq”) as required by Nasdaq Listing Rule 5605(b)(1) (the “Listing Rule”). Also as previously disclosed, the Company received a letter from Nasdaq on April 14, 2010 stating that the Company would have until the earlier of the Company’s next annual meeting of shareholders or March 28, 2011 to regain compliance with the requirements of the Listing Rule; provided that, if the Company’s next annual meeting of shareholders is held before September 27, 2010, then the Company must evidence compliance with the requirements of the Listing Rule by that date.

On June 22, 2010, the Company received a letter from Nasdaq stating that the Nasdaq staff had incorrectly granted the Company a cure period to regain compliance with the requirements of the Listing Rule. Nasdaq’s June 22nd letter further states that the Nasdaq staff has determined to grant an extension of 180 days to enable the Company to achieve and sustain compliance with the requirements of the Listing Rule. Accordingly, the Company has until October 11, 2010 (180 days from the date of the Nasdaq staff’s April 14, 2010 notification letter) to regain compliance with the requirements of the Listing Rule. In the event the Company does not regain compliance with the Listing Rule by that date, Nasdaq will provide written notification to the Company that its common stock will be delisted from trading on Nasdaq. At that time, the Company would have the right to appeal the determination to a Nasdaq Hearings Panel.

As previously disclosed, the Company received a staff determination letter from the Nasdaq on May 11, 2010 stating that, because the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2009 on or before May 10, 2010, trading of the Company’s common stock would be suspended from The Nasdaq Global Select Market at the opening of business on May 20, 2010 unless the Company requested an appeal of the Nasdaq staff’s delisting determination. Also as previously disclosed, on May 18, 2010, the Company requested an appeal of the Nasdaq staff’s delisting determination to a Nasdaq Hearings Panel. The hearing before the Nasdaq Hearings Panel occurred on June 24, 2010. The Company expects to receive the written decision of the Hearings Panel within approximately 30 days after the date of the hearing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 28, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ STEPHANIE J. WELTY
Stephanie J. Welty,
Senior Vice President and Chief Financial Officer